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                                                                 EXHIBIT 15.1


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  TransTexas Gas Corporation (the "Company")
     Amendment No. 1 to Registration Statement on Form S-4

Ladies and Gentlemen:


        We are aware that our report dated June 18, 1997 on our review of interim condensed consolidated financial information of the Company for the three month period ended April 30, 1997, which is included in the Company's report on Form 10-Q for the quarter then ended, is incorporated by reference in the Company's Amendment No. 1 to Registration Statement on Form S-4, filed with the Securities and Exchange Commission on September 3, 1997. Pursuant to Rule 436(c) under the Securities Act of 1933, as amended (the "Act"), these reports should not be a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of the Act.



                                                COOPERS & LYBRAND, L.L.P.


Houston, Texas
September 2, 1997